Exhibit T3B-2

                       ATKINS NUTRITIONALS HOLDINGS, INC.

                           SECOND AMENDED AND RESTATED

                                     BYLAWS



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                                TABLE OF CONTENTS
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ARTICLE I - GENERAL.............................................................................1
         1.1      Offices.......................................................................1
         1.2      Seal..........................................................................1
         1.3      Fiscal Year...................................................................1
ARTICLE II - STOCKHOLDERS.......................................................................1
         2.1      Place of Meetings.............................................................1
         2.2      Annual Meeting................................................................1
         2.3      Notice of Annual Meetings.....................................................1
         2.4      Special Meetings..............................................................1
         2.5      Notice of Special Meetings....................................................1
         2.6      Quorum........................................................................2
         2.7      Right to Vote; Proxies........................................................2
         2.8      Voting........................................................................2
         2.9      Stockholders' List............................................................2
         2.10     Inspectors....................................................................3
         2.11     Nomination of Directors.......................................................3
         2.12     Business to be Brought Before a Meeting of Stockholders.......................4
ARTICLE III - DIRECTORS.........................................................................4
         3.1      General Powers................................................................4
         3.2      Place of Meetings and Books...................................................4
         3.3      Annual Meeting................................................................4
         3.4      Regular Meetings..............................................................4
         3.5      Special Meetings..............................................................4
         3.6      Quorum........................................................................5
         3.7      Vacancies.....................................................................5
         3.8      Resignation...................................................................5
         3.9      Removal.......................................................................5
         3.10     Committees....................................................................5
         3.11     Committee Meetings............................................................5
         3.12     Substitution and Removal of Members; Vacancies................................6
         3.13     Compensation of Directors.....................................................6
         3.14     Telephonic Participation in Meetings..........................................6
         3.15     Action by Consent.............................................................6
ARTICLE IV - OFFICERS...........................................................................6
         4.1      Selection; Title..............................................................6
         4.2      Time of Election..............................................................6
         4.3      Additional Officers...........................................................6
         4.4      Terms of Office...............................................................7
         4.5      Compensation of Officers......................................................7
         4.6      Chairman of the Board.........................................................7
         4.7      President.....................................................................7
         4.8      Vice-Presidents...............................................................7
         4.9      Treasurer.....................................................................7
         4.10     Secretary.....................................................................7
         4.11     Assistant Secretary...........................................................8
         4.12     Assistant Treasurer...........................................................8
         4.13     Subordinate Officers..........................................................8
ARTICLE V - STOCK...............................................................................8


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         5.1      Stock.........................................................................8
         5.2      Fractional Share Interests....................................................8
         5.3      Transfers of Stock............................................................9
         5.4      Record Date...................................................................9
         5.5      Transfer Agent and Registrar..................................................9
         5.6      Dividends....................................................................10
         5.7      Lost, Stolen or Destroyed Certificates.......................................10
         5.8      Inspection of Books..........................................................10
ARTICLE VI - MISCELLANEOUS MANAGEMENT PROVISIONS...............................................10
         6.1      Checks, Drafts and Notes.....................................................10
         6.2      Notices......................................................................10
         6.3      Conflict of Interest.........................................................11
         6.4      Voting of Securities Owned by the Corporation................................11
ARTICLE VII - AMENDMENTS.......................................................................11
         7.1      Amendments...................................................................11

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                       ATKINS NUTRITIONALS HOLDINGS, INC.
                           SECOND AMENDED AND RESTATED
                                     BYLAWS

                              ARTICLE I - GENERAL.

         1.1. OFFICES. The registered office of Atkins Nutritionals
Holdings, Inc. (the "Corporation"), required by the General Corporation Law of Delaware (the "Delaware GCL") to be maintained in the State of Delaware shall be the registered office named in the Second Amended and Restated Certificate of Incorporation of the Corporation, as may be amended from time to time (the "Certificate of Incorporation"). The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

         1.2. SEAL. The seal of the Corporation, if any, shall be in the form of a circle and shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware".

         1.3. FISCAL YEAR. The fiscal year of the Corporation shall be the twelve-month period established from time to time by the Board of Directors.

                           ARTICLE II - STOCKHOLDERS.

         2.1. PLACE OF MEETINGS. All meetings of the stockholders shall be held at the principal office of the Corporation except such meetings as the Board of Directors expressly determine shall be held elsewhere or solely by means of remote communication, in which cases meetings may be held upon notice as hereinafter provided at such other place or places within or outside of the State of Delaware or by remote communication as the Board of Directors shall have determined and as shall be stated in such notice.

         2.2. ANNUAL MEETING. The annual meeting of the stockholders shall be held on such date and at such time as the Board of Directors shall fix, which date shall be within thirteen months after the prior annual meeting of stockholders. At each annual meeting the stockholders entitled to vote shall elect a Board of Directors, and they may transact such other corporate business as may properly be brought before the meeting. At the annual meeting any business may be transacted, irrespective of whether the notice calling such meeting shall have contained a reference thereto, except where notice is required by law, the Certificate of Incorporation or these bylaws.

         2.3. NOTICE OF ANNUAL MEETINGS. Written notice of the annual meeting of the stockholders, stating the time, the place, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, shall be sent not less than ten nor more than 60 days prior to the meeting.

         2.4. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes, unless otherwise provided by statute, may be called by a majority of the Board of Directors, the Chairman of the Board, if any, the President or by any one or more persons who in the aggregate beneficially own 15% or more of the stock of the Corporation entitled to vote at such meeting.

         2.5. NOTICE OF SPECIAL MEETINGS. Written notice of a special meeting of stockholders, stating the time, the place, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and the purpose thereof, shall be sent by the person or persons calling such meeting not less than ten nor more


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than 60 days before such meeting. No business may be transacted at such meeting except that referred to in said notice, or in a supplemental notice given also in compliance with the provisions hereof, or such other business as may be germane or supplementary to that stated in said notice or notices.

         2.6. QUORUM. At all meetings of the stockholders the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum requisite for the transaction of business except as otherwise provided by law, by the Certificate of Incorporation or by these bylaws. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, by a majority vote, shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting until the requisite amount of voting stock shall be present. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting, at which the requisite amount of voting stock shall be represented, any business may be transacted that might have been transacted if the meeting had been held as originally called.

         2.7. RIGHT TO VOTE; PROXIES. Except as otherwise provided in the Certificate of Incorporation, each holder of a share or shares of capital stock of the Corporation having the right to vote at any meeting shall be entitled to one vote for each such share of stock held by such stockholder. Any stockholder entitled to vote at any meeting of stockholders may vote either in person or by proxy, but no proxy that is dated more than three years prior to date of the meeting at which it is offered shall confer the right to vote thereat unless the proxy provides that it shall be effective for a longer period. A proxy may be granted by a writing executed by the stockholder or his, her or its authorized officer, director, employee or agent or by transmission or authorization of transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, subject to the conditions set forth in Section 212 of the Delaware GCL.

         2.8. VOTING. At all meetings of stockholders, except as otherwise expressly provided for by law, the Certificate of Incorporation or these bylaws:
(i) in all matters other than the election of directors, the affirmative vote of a majority of shares present in person or by means of remote communication or represented by proxy at the meeting and entitled to vote on such matter shall be the act of the stockholders; and (ii) directors shall be elected by a plurality of the votes of the shares present in person or by means of remote communication or represented by proxy at the meeting and entitled to vote on the election of directors. Except as otherwise expressly provided by law, the Certificate of Incorporation or these bylaws, at all meetings of stockholders the voting shall be by voice vote, but any stockholder qualified to vote on the matter in question may demand a stock vote, by shares of stock, upon such question, whereupon such stock vote shall be taken by ballot which may be by electronic transmission by any stockholder present by means of remote communication, each of which shall state the name of the stockholder voting and the number of shares voted by such stockholder, and, if such ballot be cast by a proxy, it shall also state the name of the proxy.

         2.9. STOCKHOLDERS' LIST. A complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order and showing the address of each stockholder, and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary and shall be open to examination of any stockholder, for any purpose germane to the meeting for a period of at least ten days before such meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting; or (ii) during ordinary business hours at the principal office of the Corporation. Such list


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shall be open to examination during the whole time of said meeting, at the place of such meeting, or, if the meeting held is by remote communication, on a reasonably accessible electronic network and the information required to access such list shall be provided with the notice of the meeting.

         2.10. INSPECTORS.

         (a) One or more inspectors may be appointed by the Board of Directors before or at any meeting of stockholders, or, if no such appointment shall have been made, the presiding officer may make such appointment at the meeting. At the meeting for which the inspector or inspectors are appointed, he, she or they shall open and close the polls, receive and take charge of the proxies and ballots, and decide all questions touching on the qualifications of voters, the validity of proxies and the acceptance and rejection of votes. If any inspector previously appointed shall fail to attend or refuse or be unable to serve, the presiding officer shall appoint an inspector in his or her place.

         (b) At any time at which the Corporation has a class of voting stock that is (i) listed on a national securities exchange, (ii) authorized for quotation on an inter-dealer quotation system of a registered national securities association, or (iii) held of record by more than 2,000 stockholders, the provisions of Section 231 of the Delaware GCL with respect to inspectors of election and voting procedures shall apply, in lieu of the provisions of paragraph (a) of this Section 2.10.

         2.11. NOMINATION OF DIRECTORS. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors, except as otherwise provided in Section 3.1 of these bylaws or in
Section 3 of Article FIFTH of the Certificate of Incorporation. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders: (i) by or at the direction of the Board of Directors; or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 2.11, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 2.11. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation: (i) with respect to an election to be held at the annual meeting of the stockholders of the Corporation, 60 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Corporation; and (ii) with respect to an election to be held at a special meeting of stockholders of the Corporation for the election of directors, not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was given or public disclosure of the date of the meeting was made, whichever first occurs. Such stockholder's notice to the Secretary shall set forth: (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to the person that is required to be disclosed in solicitations for proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected); and
(ii) as to the stockholder giving the notice (A) the name and address, as they appear on the Corporation's books, of such stockholder, and (B) the class and number of shares of voting stock of the Corporation that are beneficially owned by the stockholder. At the request of any officer of the Corporation, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination that pertains to the nominee. In the event that a person is validly designated as a nominee to the Board and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee. The chairman of the meeting of stockholders shall, if the facts warrant, determine and declare to


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the meeting that a nomination was not made in accordance with the procedures prescribed by these bylaws, and if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.


      2.12. BUSINESS TO BE BROUGHT BEFORE A MEETING OF STOCKHOLDERS. To be properly brought before a meeting of stockholders, business must be either: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (ii) otherwise brought before the meeting by or at the direction of the Board of Directors; or (iii) otherwise properly brought before the meeting by a stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this
Section 2.12, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 2.12. In addition to any other applicable requirements for business to be brought before a stockholders' meeting by a stockholder of the Corporation, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation: (i) in the case of an annual meeting, not less than 60 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Corporation; and (ii) in the case of a special meeting of the stockholders, not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was given or public disclosure of the date of the meeting was made, whichever first occurs. A stockholder's notice to the Secretary shall set forth as to each matter: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;
(ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (iii) the acquisition date, the class and the number of shares of voting stock of the Corporation that are owned beneficially by the stockholder; (iv) any material interest of the stockholder in such business; and (v) a representation that the stockholder intends to appear in person or by proxy at the meeting to bring the proposed business before the meeting.


                            ARTICLE III - DIRECTORS.

         3.1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, and subject to the restrictions imposed by law or the Certificate of Incorporation, the Board of Directors may exercise all the powers of the Corporation.

         3.2. PLACE OF MEETINGS AND BOOKS. The Board of Directors may hold its meetings and keep the books of the Corporation within or outside the State of Delaware, at such places as the Board may from time to time determine.


         3.3. ANNUAL MEETING. The newly elected Board of Directors may meet at such place and time as shall be fixed and announced by the presiding officer at the annual meeting of stockholders, for the purpose of organization or otherwise, and no further notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or they may meet at such place and time as shall be stated in a notice given to such directors two days prior to such meeting, or as shall be fixed by the consent in writing of all the directors.

         3.4. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

         3.5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board, if any, the President or by the Secretary at the request of at least two directors on two days' notice to each director.

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         3.6. QUORUM. At all meetings of the Board of Directors, a majority of the total number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically permitted or provided by law, or by the Certificate of Incorporation or by these bylaws. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at said meeting which shall be so adjourned.

         3.7. VACANCIES. Newly created directorships resulting from an increase in the size of the Board of Directors and any vacancy occurring on the Board of Directors as a result of the removal of a director shall be filled by vote of the stockholders. Vacancies occurring on the Board of Directors for any other reason may be filled by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy shall hold office until the next annual stockholders' meeting, and until his or her successor shall have been duly elected and qualified.

         3.8. RESIGNATION. Any director of the Corporation may resign at any time by giving notice in writing or by electronic transmission to the Chairman of the Board, if any, the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, at the time of receipt if no time is specified therein and at the time of acceptance if the effectiveness of such resignation is conditioned upon its acceptance. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         3.9. REMOVAL. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of all then outstanding shares of capital stock then entitled to vote at an election of directors.

         3.10. COMMITTEES. The Board of Directors may, by resolution passed by a majority of the total number of directors then in office, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it, but no such committee shall have the power or authority in reference to: (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the Delaware GCL to be submitted to the stockholders for approval; or (ii) adopting, amending or repealing any bylaw of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

         3.11. COMMITTEE MEETINGS. Any committee designated pursuant to
Section 3.10 shall keep regular minutes of its meetings in a book provided for that purpose if the minutes are maintained in paper form and shall keep regular minutes in an electronic file if the minutes are maintained in electronic form and report the same to the Board of Directors at its meeting next succeeding such meeting, shall fix its own rules or procedures, and shall meet at such times and at such place or places as may be provided by such rules, or by such committee or the Board of Directors. Should a committee fail to fix its own rules, the provisions of these bylaws pertaining to the calling of meetings and conduct of business by the Board of Directors shall apply as nearly as practicable. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum, except as provided in


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Section 3.12, and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution.

         3.12. SUBSTITUTION AND REMOVAL OF MEMBERS; VACANCIES. The Board of Directors may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors who has been designated as an alternate member of that committee to act at the meeting in the place of the absent or disqualified member. The Board of Directors shall have the power at any time to remove any member or members of a committee and to appoint other directors in lieu of the person or persons so removed and shall also have the power to fill vacancies in a committee.

         3.13. COMPENSATION OF DIRECTORS. The Board of Directors shall have the power to fix the compensation of directors and members of committees of the Board. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

         3.14. TELEPHONIC PARTICIPATION IN MEETINGS. Members of the Board of Directors or any committee designated by the Board may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

         3.15. ACTION BY CONSENT. Unless otherwise restricted by the
Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and such consent is filed in paper form with the minutes of proceedings of the Board or committee.

                             ARTICLE IV - OFFICERS.

         4.1. SELECTION; TITLE. The officers of the Corporation shall be chosen by the Board of Directors. There shall be a President, a Secretary and a Treasurer, and there may be a Chairman of the Board of Directors, one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers, as the Board of Directors may elect. Any number of offices may be held by the same person.

         4.2. TIME OF ELECTION. The officers named in Section 4.1 shall be chosen by the Board of Directors at its first meeting after each annual meeting of stockholders. None of such officers (other than the Chairman of the Board of Directors) must be a director.

         4.3. ADDITIONAL OFFICERS. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.


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         4.4. TERMS OF OFFICE. Each officer of the Corporation shall hold office until his or her successor is chosen and qualified, or until his or her earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors.

         4.5. COMPENSATION OF OFFICERS. The Board of Directors shall have power to fix the compensation of all officers of the Corporation. The Board may authorize any officer upon whom the power of appointing subordinate officers may have been conferred to fix the compensation of such subordinate officers.

         4.6. CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and directors, and shall have such other duties as may be assigned to him or her from time to time by the Board of Directors.

         4.7. PRESIDENT. Unless the Board of Directors otherwise determines, the President shall be the chief executive officer of the Corporation. Unless there is a Chairman of the Board, the President shall preside at all meetings of directors and stockholders. Under the supervision of the Board of Directors, the President shall have the general control and management of the business and affairs of the Corporation, subject, however, to the right of the Board of Directors to confer any specific power, except such as may be by statute exclusively conferred on the President, upon any other officer or officers of the Corporation. The President shall perform and do all acts and things incident to the position of President and such other duties as may be assigned to him or her from time to time by the Board of Directors.

         4.8. VICE-PRESIDENTS. The Vice-Presidents shall perform such of the duties of the President on behalf of the Corporation as may be respectively assigned to them from time to time by the Board of Directors or by the President. The Board of Directors may designate one of the Vice-Presidents as the Executive Vice-President, and in the absence or inability of the President to act, such Executive Vice-President shall have and possess all of the powers and discharge all of the duties of the President, subject to the control of the Board of Directors.

         4.9. TREASURER. The Treasurer shall have the care and custody of all the funds and securities of the Corporation that may come into his or her hands as Treasurer, and the power and authority to endorse checks, drafts and other instruments for the payment of money for deposit or collection when necessary or proper and to deposit the same to the credit of the Corporation in such bank or banks or depository as the Board of Directors or the officers or agents to whom the Board of Directors may delegate such authority may designate, and the Treasurer may endorse all commercial documents requiring endorsements for or on behalf of the Corporation. The Treasurer may sign all receipts and vouchers for the payments made to the Corporation. The Treasurer shall render an account of his or her transactions to the Board of Directors as often as the Board shall require the same. The Treasurer shall enter regularly in the books to be kept by him or her for that purpose full and adequate account of all moneys received and paid by him or her on account of the Corporation. The Treasurer shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors. The Treasurer shall, when requested, pursuant to vote of the Board of Directors, give a bond to the Corporation conditioned for the faithful performance of his or her duties, the expense of which bond shall be borne by the Corporation.

         4.10. SECRETARY. The Secretary shall keep the minutes of all meetings of the Board of Directors and of the stockholders. The Secretary shall attend to the giving and serving of all notices of the Corporation. Except as otherwise ordered by the Board of Directors, the Secretary shall attest the seal of the Corporation upon all contracts and instruments executed under such seal and shall affix the seal of the Corporation thereto and to all certificates of shares of capital stock of the Corporation. The Secretary shall have charge of the stock certificate book, transfer book and stock ledger, and such other books


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and papers as the Board of Directors may direct. The Secretary shall, in general, perform all the duties of Secretary, subject to the control of the Board of Directors.

         4.11. ASSISTANT SECRETARY. The Board of Directors or any two of the officers of the Corporation acting jointly may appoint or remove one or more Assistant Secretaries of the Corporation. Any Assistant Secretary upon his or her appointment shall perform such duties of the Secretary, and also any and all such other duties as the Board of Directors or the President or the Executive Vice-President or the Treasurer or the Secretary may designate.

         4.12. ASSISTANT TREASURER. The Board of Directors or any two of the officers of the Corporation acting jointly may appoint or remove one or more Assistant Treasurers of the Corporation. Any Assistant Treasurer upon his or her appointment shall perform such of the duties of the Treasurer, and also any and all such other duties as the Board of Directors or the President or the Executive Vice-President or the Treasurer or the Secretary may designate.

         4.13. SUBORDINATE OFFICERS. The Board of Directors may select such subordinate officers as it may deem desirable. Each such officer shall hold office for such period, have such authority, and perform such duties as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers and to prescribe the powers and duties thereof.

                               ARTICLE V - STOCK.

         5.1. STOCK. Each stockholder shall be entitled to a certificate or certificates of stock of the Corporation in such form as the Board of Directors may from time to time prescribe. The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall certify the holder's name and number and class of shares and shall be signed by both of (i) any one of the Chairman of the Board, the President or a Vice President, and (ii) any one of the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and may, but need not, be sealed with the corporate seal of the Corporation. If such certificate is countersigned (i) by a transfer agent other than the Corporation or its employee, or, (ii) by a registrar other than the Corporation or its employee, the signature of the officers of the Corporation and the corporate seal may be facsimiles. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature shall have been used thereon had not ceased to be such officer or officers of the Corporation.

         5.2. FRACTIONAL SHARE INTERESTS. The Corporation may, but shall not be required to, issue fractions of a share. If the Corporation does not issue fractions of a share, it shall: (i) arrange for the disposition of fractional interests by those entitled thereto; (ii) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or (iii) issue scrip or warrants in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the Corporation and the proceeds thereof


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
distributed to the holders of scrip or warrants, or subject to any other conditions that the Board of Directors may impose.

         5.3. TRANSFERS OF STOCK. Subject to any transfer restrictions then in force, the shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers or to such other person as the Board of Directors may designate by whom they shall be cancelled and new certificates shall thereupon be issued. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof save as expressly provided by the laws of Delaware.

         5.4. RECORD DATE. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 days nor less than ten days before the date of such meeting, nor more than 60 days prior to any other action. If no such record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. If the Board of Directors does not fix the record date for determining stockholders entitled to consent to corporate action in writing without a meeting when no prior action by the Board of Directors is necessary the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation at its registered office in the state of incorporation of the Corporation, at its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If the Board of Directors does not fix the record date for determining stockholders entitled to consent to corporate action in writing without a meeting and prior action by the Board of Directors is necessary the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         5.5. TRANSFER AGENT AND REGISTRAR. The Board of Directors may appoint one or more transfer agents or transfer clerks and one or more registrars and may require all certificates of stock to bear the signature or signatures of any of them.

         5.6. DIVIDENDS.

                  (a) Power to Declare. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the


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
         provisions of the Certificate of Incorporation and the laws of Delaware.

                  (b) Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, determines to be proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board shall determine to be in the interests of the Corporation, and the Board may modify or abolish any such reserve in the manner in which it was created.

         5.7. LOST, STOLEN OR DESTROYED CERTIFICATES. No certificates for shares of stock of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of the loss, theft or destruction and upon indemnification of the Corporation and its agents to such extent and in such manner as the Board of Directors may from time to time prescribe.

         5.8. INSPECTION OF BOOKS. The stockholders of the Corporation, by a majority vote at any meeting of stockholders duly called, or in case the stockholders shall fail to act, the Board of Directors shall have power from time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation (other than the stock ledger) or any of them, shall be open to inspection by stockholders. No stockholder shall have any right to inspect any account or book or document of the Corporation except as conferred by law or authorized by the Board of Directors or by a resolution of the stockholders.

                ARTICLE VI - MISCELLANEOUS MANAGEMENT PROVISIONS.

         6.1. CHECKS, DRAFTS AND NOTES. All checks, drafts or orders for the payment of money, and all notes and acceptances of the Corporation shall be signed by such officer or officers, agent or agents as the Board of Directors may designate.

         6.2. NOTICES.

                  (a) Notices to directors and stockholders may be: (i) in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the Corporation; (ii) by facsimile telecommunication, when directed to a number at which the director or stockholder has consented to receive notice; or (iii) by electronic mail, when directed to an electronic mail address at which the director or stockholder has consented to receive notice. Notice by mail shall be deemed to be given at the time when the same shall be deposited in the U.S. mail, postage prepaid.

                  (b) Whenever any notice is required to be given under the provisions of applicable law, the Certificate of Incorporation or these bylaws, a written waiver signed by the person or persons entitled to said notice, or waiver by electronic transmission by the person entitled to said notice, whether before or after the time stated therein or the meeting or action to which such notice relates, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.


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
         6.3. CONFLICT OF INTEREST. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorized the contract or transaction, or solely because his, her or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders of the Corporation entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of such stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

         6.4. VOTING OF SECURITIES OWNED BY THE CORPORATION. Subject always to the specific directions of the Board of Directors: (i) any shares or other securities issued by any other corporation and owned or controlled by the Corporation may be voted in person at any meeting of security holders of such other corporation by the President of the Corporation if he or she is present at such meeting, or in his or her absence by the Treasurer of the Corporation if he or she is present at such meeting; and (ii) whenever, in the judgment of the President, it is desirable for the Corporation to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by the Corporation, such proxy or consent shall be executed in the name of the Corporation by the President, without the necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another officer, provided that if the President is unable to execute such proxy or consent by reason of sickness, absence from the United States or other similar cause, the Treasurer may execute such proxy or consent. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by the Corporation the same as such shares or other securities might be voted by the Corporation.

                            ARTICLE VII - AMENDMENTS.

         7.1. AMENDMENTS. The bylaws of the Corporation may be altered, amended or repealed at any meeting of the Board of Directors upon notice thereof in accordance with these bylaws, or at any meeting of the stockholders by the vote of the holders of the majority of the stock issued and outstanding and entitled to vote at such meeting, in accordance with the provisions of the Certificate of Incorporation and of the laws of Delaware.




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